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                                  EXHIBIT 11

                 CONSOLIDATED-TOMOKA LAND CO. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
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
                                                                              FOR THE YEAR ENDED DECEMBER 31,
                                                                          1994             1993             1992
                                                                        ---------        ---------        ---------
PRIMARY EARNINGS (IN THOUSANDS)

INCOME  FROM CONTINUING OPERATIONS                                      6,490,401        1,215,984        3,026,834

LOSS FROM DISCONT. RESORT OPERATIONS (NET OF TAX)                        (135,611)        (759,284)        (516,530)

EXTRAORDINARY ITEM                                                             --               --        1,491,909

CUMULATIVE EFFECT OF CHANGE IN
  ACCOUNTING FOR INCOME TAXES                                                  --          329,442               --
                                                                        ---------        ---------        ---------
NET INCOME APPLICABLE TO COMMON STOCK                                   6,354,790          786,142        4,002,213
                                                                        =========        =========        =========
PRIMARY SHARES USED IN COMPUTATION
  WEIGHTED AVERAGE NUMBER OF COMMON SHARES  OUTSTANDING                 6,261,272        6,261,272        6,261,272

SHARES APPLICABLE TO STOCK OPTIONS USING THE TREASURY STOCK
  METHOD AT AVERAGE MARKET PRICE FOR THE PERIOD                            25,376           31,928           21,820
                                                                        ---------        ---------        ---------
TOTAL PRIMARY SHARES                                                    6,286,648        6,293,200        6,283,092
                                                                        =========        =========        =========
PRIMARY EARNINGS PER COMMON SHARE:

INCOME FROM CONTINUING OPERATIONS                                           $1.04            $0.20            $0.48

LOSS FROM DISCONT. RESORT OPERATIONS (NET OF TAX)                          ($0.03)          ($0.12)          ($0.08)

EXTRAORDINARY ITEM                                                          $0.00            $0.00            $0.24

CUMULATIVE EFFECT OF CHANGE IN
 ACCOUNTING FOR INCOME TAXES                                                $0.00            $0.05            $0.00
                                                                        ---------        ---------        ---------
NET INCOME APPLICABLE TO COMMON STOCK                                       $1.01            $0.13            $0.64
                                                                        =========        =========        =========
FULLY DILUTED SHARES USED IN COMPUTATION
 TOTAL PRIMARY SHARES                                                   6,286,648        6,293,200        6,283,092

SHARES APPLICABLE TO STOCK OPTIONS IN ADDITION TO THOSE
 USED IN PRIMARY COMPUTATION DUE TO USE OF THE HIGHER OF
 AVERAGE MARKET PRICE OR PERIOD END MARKET PRICE                               --            1,356               --
                                                                        ---------        ---------        ---------
                                                                        6,286,648        6,294,556        6,283,092
                                                                        =========        =========        =========
FULLY DILUTED EARNINGS PER SHARE

INCOME  FROM CONTINUING OPERATIONS                                          $1.04            $0.20            $0.48

LOSS FROM DISCONT. RESORT OPERATIONS (NET OF TAX)                          ($0.03)          ($0.12)          ($0.08)

EXTRAORDINARY ITEM                                                          $0.00            $0.00            $0.24

CUMULATIVE EFFECT OF CHANGE IN
 ACCOUNTING FOR INCOME TAXES                                                $0.00            $0.05            $0.00
                                                                        ---------        ---------        ---------
NET INCOME APPLICABLE TO COMMON STOCK                                       $1.01            $0.13            $0.64
                                                                        =========        =========        =========
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